
8.75% Series A Cumulative Redeemable Preferred Stockholders
7.625% Series B Cumulative Redeemable Preferred Stockholders
LBA Realty Fund II, L.P. (private partnership)
LBA Realty Fund II - WBP, Inc. (private REIT)
Common Shares
Equity Units
Equity Units
LBA Realty Fund II - WBP LLC (private company)